As filed with the Securities and Exchange Commission on January 9, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S‑3

REGISTRATION STATEMENT

Under

The Securities Act of 1933

Palladyne AI Corp.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	85-2838301 (I.R.S. Employer Identification Number)
650 South 500 West, Suite 150 Salt Lake City, Utah 84101 (888) 927-7296 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Benjamin G. Wolff

Chief Executive Officer & President

650 South 500 West, Suite 150

Salt Lake City, Utah 84101

(888) 927-7296

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Patrick J. Schultheis Michael Nordtvedt Wilson Sonsini Goodrich & Rosati, Professional Corporation 701 Fifth Avenue Suite 5100 Seattle, WA 98104-7036 (206) 883-2500	Stephen Sonne Chief Legal Officer Palladyne AI Corp. 650 South 500 West, Suite 150 Salt Lake City, Utah 84101 (888) 927-7296

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated January 9, 2026

Palladyne AI Corp.

8,365,446 Shares
Common Stock
Offered by the Selling Stockholders

This prospectus relates to the disposition, from time to time, by the selling stockholders identified in this prospectus under the caption “Selling Stockholders” on page 5 of up to 8,365,446 shares of our common stock, par value $0.0001 per share (the “Resale Shares”). The Resale Shares consist of (i) 2,672,013 shares of our common stock (“Closing Shares”) issued at the closing of our acquisition of GuideTech, LLC, a Utah limited liability company (“GuideTech”) under the Agreement and Plan of Merger (the “Merger Agreement”) by and among us, Palares I Inc., a Utah corporation and our wholly owned subsidiary, Palares LLC, a Utah limited liability company and our wholly owned subsidiary, GuideTech and certain individual equity holders of GuideTech (the “Members”) and (ii) up to $25 million in shares of our common stock upon the achievement of certain earnout targets (“Earnout Shares,” and together with the Closing Shares, the “Merger Shares”). In no event will we issue Merger Shares equal to or in excess of 19.9% of the number of shares of our common stock outstanding before the issuance of shares in this transaction, or 8,365,446 shares, without stockholder approval. To the extent that any selling stockholders resell any securities, the selling stockholders may be required to provide you with this prospectus and a prospectus supplement identifying and containing specific information about the selling stockholders and the amount and terms of the securities being offered. You should read this prospectus and any applicable prospectus supplement before you invest.

The actual number of Earnout Shares issuable to the selling stockholder as earnout payments, if any, could be materially less than 5,693,433 shares, depending on (i) whether earnout targets are achieved, (ii) the market value of our common stock, (iii) the working capital and other adjustments to the purchase price set forth in the Merger Agreement, including offsets, if any, for indemnification obligations, and (iv) whether the earnout consideration will be paid in cash or our common stock, at our election. As such, we may not issue any or all of the Earnout Shares registered for resale in the registration statement of which this prospectus forms a part. This presentation is not intended to constitute an indication or prediction of whether any of the future earnout milestones will be achieved.

The selling stockholders or their permitted transferees or other successors-in-interest may, but are not required to, sell the shares of our common stock offered by this prospectus from time to time in a number of different ways and at varying prices as determined by the prevailing market price for shares or in negotiated transactions. See “Plan of Distribution” on page 6 for a description of how the selling stockholders may dispose of the shares covered by this prospectus. We do not know when or in what amount the selling stockholders may offer the shares for sale. We are not selling any shares of our common stock under this prospectus and will not receive any proceeds from the sale of shares of common stock by the selling stockholders.

Our common stock is listed on The Nasdaq Global Market under the symbol “PDYN.” On January 8, 2026, the last reported closing sale price of our common stock on The Nasdaq Global Market was $6.50 per share.

We are an “emerging growth company” and a “smaller reporting company” as defined under the federal securities laws, and, as such, may elect to comply with certain reduced public company reporting requirements for this and future filings.

Investing in our common stock involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” starting on page 3 of this prospectus, and under similar headings in the documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is , 2026.

i

About this Prospectus

This prospectus is part of a resale registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, the selling stockholders may, from time to time, offer and sell the common stock described in this prospectus.

You should rely only on the information contained in, or incorporated by reference into, this prospectus or contained in any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we nor the selling stockholders have authorized anyone to provide any information or to make any representations other than those contained in, or incorporated by reference into, this prospectus or in any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in, or incorporated by reference into, this prospectus is accurate only as of its date regardless of the time of delivery of this prospectus or of any sale of securities. Our business, financial condition, operating results and prospects may have changed since that date.

You should also read and consider the information in the documents to which we have referred you under the captions “Where You Can Find More Information” and “Information Incorporated by Reference” in this prospectus.

For investors outside the United States, neither we nor the selling stockholders have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons who come into possession of this prospectus and any free writing prospectus related to this offering in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus and any such free writing prospectus applicable to that jurisdiction.

ii

Prospectus Summary

This summary highlights selected information that is presented in greater detail elsewhere, or incorporated by reference, in this prospectus. It does not contain all of the information that may be important to you and your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including the matters set forth in the section titled “Risk Factors” and the financial statements and related notes and other information that we incorporate by reference herein, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. Unless the context indicates otherwise, references in this prospectus to “Palladyne AI Corp.,” “we,” “our” and “us” refer, collectively, to Palladyne AI Corp., a Delaware corporation, and its subsidiaries taken as a whole.

Company Overview

We are a U.S.-based technology company offering embedded artificial intelligence (“AI”) software and collaborative autonomy solutions, advanced avionics, autonomous systems, advanced UAV engineering services and precision-manufactured components for defense and commercial/industrial markets. Our embodied AI is designed to operate in complex, contested and high-risk environments, enabling distributed tasking, human-on-the-loop oversight, degraded-communications resilience, multi-domain coordination and real-time responsiveness. Our platform-agnostic autonomy stack combines real-time sensor fusion, adaptive AI models, and edge-native orchestration to support autonomous and collaborative systems across air, ground, maritime and industrial domains where performance, resilience, trust and mission assurance are critical to operational outcomes. Our core AI software offerings, Palladyne IQ and SwarmOS/Palladyne Pilot, consist of full-stack, closed-loop autonomy software that is intended to enhance the functionality and operational effectiveness of third-party robotic systems across a range of applications. These products are designed to be hardware agnostic, enabling integration across a wide range of robotic platforms, whether third-party or our own proprietary platforms, including industrial robots, collaborative robots (“cobots”), UAVs, unmanned ground vehicles (“UGVs”), and remotely operated vehicles (“ROVs”) across multiple domains.

We are positioning our defense business as a mid-tier U.S. technology prime defense contractor aiming to combine innovative autonomy, practical engineering and American production to bring intelligent systems into active service faster, safer and more cost-effectively than legacy approaches. We seek to harness our advanced, ethical embodied AI to provide cost-effective lethality and precision harm mitigation through rapidly delivering scalable, low-cost, intelligent and collaborative attritable weapons, including by developing proprietary, attritable loitering munitions (UAVs) incorporating our avionics and AI technologies. We support these efforts and those of other defense contractors and commercial customers through our vertically integrated aircraft engineering design services, enhanced avionics compute hardware and machining and fabrication services. Palladyne SwarmOS is designed for unmanned platforms, with a current focus on Class 1 UAVs, and includes advanced autonomy and coordination capabilities that enable multiple UAVs to swarm, collaborate and execute complex missions through distributed tasking and edge-native orchestration. These capabilities are intended to meet the performance and reliability requirements of military and defense customers, particularly in applications where it is essential to conduct coordinated multi-vehicle operations in contested environments with degraded communications.

For commercial and industrial customers, Palladyne IQ is designed to enable industrial robots and cobots to adapt to variability in tasks, parts, and environments, thereby reducing the need for rigid automation, custom fixtures, and manual intervention. We believe Palladyne IQ has applications across manufacturing, logistics, warehousing, and other industrial settings where unstructured or semi-structured environments have historically limited the adoption of automation. We also offer Palladyne Pilot, a derivative version of SwarmOS tailored to meet the requirements of public safety and commercial customers by delivering core autonomy capabilities with reduced system complexity and cost.

Corporate Information

Our principal executive offices are located at 650 South 500 West, Suite 150, Salt Lake City, Utah, 84101, and our telephone number is 888-927-7296. Our website address is www.palladyneai.com. The information on, or that can be accessed through, our website is not part of this prospectus, and is not incorporated by reference herein. We have included our website address in this prospectus solely as an inactive textual reference.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We are an “emerging growth company” as defined the Jumpstart Our Business Startups Act of 2012 (the JOBS Act). We will remain an emerging growth company until the earliest to occur of: (1) the last day of the fiscal year in which we have more than $1.235 billion in annual revenue; (2) the date we qualify as a “large accelerated filer,” with at least $700 million of equity securities held by non-affiliates; (3) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period; and (4) the last day of the fiscal year ending after the fifth anniversary of our initial public offering, which will be December 31, 2026. As a result of this status, we have taken advantage of reduced reporting requirements in this prospectus and may elect to take advantage of other reduced reporting requirements in our future filings with the SEC. We have taken advantage of certain reduced reporting requirements in this prospectus. Accordingly, the information contained herein or incorporated herein by reference may be different than the information you might obtain from other public companies.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards, delaying the adoption of these accounting standards until they would apply to private companies. We have elected to use the extended transition period to enable us to comply with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date we (1) are no longer an emerging growth company and (2) affirmatively and irrevocably opt out of the extended transition period provided in the JOBS Act. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.

We are also a “smaller reporting company,” meaning that the market value of our stock held by non-affiliates plus the proposed aggregate amount of gross proceeds to us as a result of this offering is less than $700 million and our annual revenue was less than $100 million during the most recently completed fiscal year. We may continue to be a smaller reporting company after this offering if either (1) the market value of our stock held by non-affiliates is less than $250 million or (2) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation.

The Offering

The selling stockholders named in this prospectus may offer and sell up to 8,365,446 shares of our common stock. Our common stock is listed on The Nasdaq Global Market under the symbol “PDYN.” We will not receive any of the proceeds from sales by the selling stockholders of any of the shares of common stock covered by this prospectus.

Throughout this prospectus, when we refer to the shares of our common stock, the offer and sale of which are being registered on behalf of the selling stockholders, we are referring to the shares of common stock that have been issued to or are issuable pursuant to the Merger Agreement to the stockholders listed in “Selling Stockholders” on page 5. When we refer to the selling stockholders in this prospectus, we are referring to the parties to the Merger Agreement who received shares of our common stock in our acquisition of GuideTech, LLC on November 14, 2025 and, as applicable, any donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from such parties as a gift, pledge, or other non-sale related transfer.

The Merger Agreement

On November 14, 2025, we completed our acquisition of GuideTech (the “Closing”), pursuant to the Merger Agreement. Under the terms of the Merger Agreement, we issued to the selling stockholders party to the Merger Agreement (“Members”) (i) 2,672,013 shares of common stock valued at $20,000,000 based on the volume weighted average closing price per share of our common stock on Nasdaq for 10 consecutive trading days ending on the third business day immediately preceding the date of the Closing (the “Stock Consideration”), and (ii) a cash payment (subject to certain adjustments as set forth in the Merger Agreement) of $5,000,000 (the “Cash Consideration” and together with the Stock Consideration, the “Purchase Price”). 267,202 shares of the Stock Consideration are subject to a lock-up for 18 months following the acquisition and will serve as security for certain indemnification obligations of the Members and any post-closing adjustments to the Purchase Price. In addition, the Members will be eligible to receive up to $25,000,000 in additional consideration, payable in cash or common stock as determined by us in our sole discretion (the “Earnout” and, together with the Purchase Price, the “Merger Consideration”), conditioned upon achievement of certain net revenue milestones attributable to eligible GuideTech products and services over the five year period ending on December 31, 2030. In no event will we issue as Merger Consideration a number of shares equal to or in excess of 19.9% of the number of shares of common stock outstanding before the Closing without stockholder approval.

The Merger Agreement requires us to file a registration statement for the Merger Consideration issued or issuable in common stock as soon as practicable but no later than 90 days following the Closing, and to use commercially reasonable efforts to cause the registration statement to be declared effective as soon as reasonably practicable after filing. Our obligation to file and maintain the effectiveness of such registration statement will terminate on the earliest to occur of: (i) the date on which the registrable securities covered by the registration statement have been sold; and (ii) June 30, 2031.

Risk Factors

Investing in shares of our common stock involves a high degree of risk. You should carefully consider the risks described below, as well as all other information included in this prospectus and in our other filings with the Securities and Exchange Commission incorporated by reference into this prospectus, including the specific risks and uncertainties described under “Part I. Item 1A - Risk Factors” in our Annual Report on Form 10-K, filed with the SEC, and in “Part II. Item 1A - Risk Factors” in our Quarterly Reports on Form 10-Q, filed with the SEC, before you decide to purchase shares of common stock. If any of these risks actually occurs, our business, financial condition, operating results, prospects and ability to accomplish our strategic objectives could be materially harmed. As a result, the trading price of our shares of common stock could decline and you could lose all or part of your investment. Our Risk Factors are not guarantees that no such conditions exist as of the date of this prospectus and should not be interpreted as an affirmative statement that such risks or conditions have not materialized, in whole or in part. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations and the market price of our shares of common stock.

Forward‑Looking Statements

This prospectus and the information incorporated by reference herein may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are subject to the “safe harbor” created by those sections. Forward-looking statements are identified by words such as “believe,” “anticipate,” “expect,” “intend,” “plan,” “will,” “may,” “seek,” “estimate,” “continue,” “could,” “would,” “project,” and other similar expressions, or the negative or plural of these words or expressions. You should read these statements carefully because they discuss future expectations, contain projections of future results of operations or financial condition, or state other “forward-looking” information. These statements relate to our future plans, objectives, expectations, intentions and financial performance and the assumptions that underlie these statements. These forward-looking statements include:

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our ability to develop and sell our AI software and related products and the capabilities and functionality of our products;
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our expected timeline and amount of our product and services revenues;
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nature and size of the markets that we are targeting;
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our product roadmaps, including expected timing of new or enhanced product releases and target markets;
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our ability to respond to rapid technological changes;
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competition from existing or future businesses and technologies and the potential advantages of our products as compared to competitors;
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our ability to manage our growth and expenses;
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our ability to combine the operations of recently acquired companies and the benefits and capabilities to be achieved from the acquisitions;
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our ability to comply with evolving laws and regulations applicable to our business;
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our ability to attract and retain qualified personnel with the necessary experience, including employees who are instrumental to our business strategy;
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our projected financial and operating information and estimates of market size and opportunities;
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our future financial performance;
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the impact of government shutdowns on our business and financial results;
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the impact of natural disasters, health epidemics and global economic and geopolitical conditions and international conflicts on our business and the business of our customers;

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changes in regulations and customs, tariffs and trade barriers and the potential effects on our business and financial results;
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changes in the markets for our products and services, including changes in U.S. Department of War strategies or priorities;
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expansion plans and opportunities;
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future capital requirements and sources and uses of cash;
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our ability to defend and the outcome of any litigation or regulatory proceedings;
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our ability to maintain, protect and enhance our intellectual property;
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our ability to maintain and protect our brand; and
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other statements preceded by, followed by or that include the words "may," "can," "should," "will," "estimate," "plan," "project," "forecast," "intend," "expect," "anticipate," "believe," "seek," "aim," "target" or similar expressions.

These forward-looking statements are based on information available as of the date of this prospectus and our management’s current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and, in any event, you should not place undue reliance on these forward-looking statements. We do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include those factors described under “Risk Factors” described under “Part I. Item 1A - Risk Factors” in our Annual Report on Form 10-K, filed with the SEC, and in “Part II. Item 1A - Risk Factors” in our Quarterly Reports on Form 10-Q, filed with the SEC, which are incorporated by reference in this prospectus, together with all of the other information contained in this prospectus and the documents incorporated by reference herein. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Our Risk Factors are not guarantees that no such conditions exist as of the date of this prospectus and should not be interpreted as an affirmative statement that such risks or conditions have not materialized, in whole or in part.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information known to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

Use of Proceeds

We will not receive any of the proceeds from the sale of our securities by the selling stockholders.

Selling stockholders

This prospectus relates to the possible resale by certain of our stockholders, who we refer to in this prospectus as the “selling stockholders,” of up to 8,365,446 shares of our common stock issued or issuable pursuant to the Merger Agreement, consisting of (i) 2,672,013 Closing Shares issued at the closing of our acquisition of GuideTech and (ii) up to 5,693,433 Earnout Shares that may be issued to the selling stockholders upon the achievement of certain earnout targets. The aggregate number of shares of common stock that may be issued pursuant to the Merger Agreement may not exceed 19.9% of the outstanding shares of common stock before the issuance of shares pursuant to the Merger Agreement without stockholder approval.

The actual number of Earnout Shares issuable to the selling stockholders as earnout payments, if any, could be materially less than 5,693,433 shares depending on whether earnout targets are achieved, the market value of the common stock, working capital and other adjustments pursuant to the Merger Agreement, including offsets, if any, for indemnification obligations, and whether we elect to pay any earnout consideration in shares of common stock. As such, we may not issue any or all of the Earnout Shares registered for resale in the registration statement of which this prospectus forms a part. This presentation is not intended to constitute an indication or prediction of whether any of the earnout targets will be achieved or any of the Earnout Shares will be issued.

The following table provides the names of the selling stockholders and the number of shares of our common stock that each selling stockholder may offer from time to time under this prospectus. The selling stockholders are not obligated to sell any of their shares offered by this prospectus, and reserve the right to accept or reject, in whole or in part, any proposed sale of shares. The selling stockholders listed below may also offer and sell less than the number of shares indicated.

The number of shares and percentages of beneficial ownership set forth below are based on 42,037,410 shares of our common stock outstanding as of October 28, 2025. Beneficial ownership as shown in the table below is determined under rules and regulations of the Securities and Exchange Commission and generally includes voting or investment power over securities, except that, for purposes of the table below, we have assumed that all Earnout Shares are issued and outstanding. We have prepared the table based on information given to us by, or on behalf of, the selling stockholders.

	Shares Beneficially Owned Prior to this Offering (1)			Shares Beneficially Owned After this Offering (1)
Name of Selling Stockholder(2)	Number of Shares	Percentage Outstanding of Shares Owned	Shares Offered	Number of Shares	Percentage Outstanding Shares Owned
Robert Sterling Brinkerhoff (3)	2,484,785	5.91%	2,484,785	-	-%
James Morrison Cook (4)	4,969,570	11.82%	4,969,570	-	-%
Samuel A. Francis Jr. (5)	82,828	* %	82,828	-	-%
John Alexander Ottander (6)	828,263	1.97%	828,263	-	-%
Total	8,365,446	19.90%	8,365,446	-	-%

* Represents beneficial ownership of less than 1%.

(1) The maximum number of Resale Shares that could potentially become saleable by the selling stockholder pursuant to this prospectus assumes the selling stockholder receives the maximum number of shares of our common stock issuable to the selling stockholder under the Merger Agreement. The actual number of shares issued to the selling stockholder as Earnout Shares could be materially less than the maximum number, including 0. The maximum number of Resale Shares also does not include any other shares of common stock the selling stockholders may acquire from time to time before the completion of this offering.

(2) Unless otherwise noted, the business address of each of our selling stockholders is c/o Palladyne AI Corp., 650 South 500 West, Suite 150, Salt Lake City, Utah 84101.

(3) Consists of 2,484,785 shares of common stock, of which (i) 793,667 are Closing Shares and (ii) 1,691,118 are Earnout Shares receivable upon the satisfaction of the conditions set forth in the Merger Agreement. Mr. Brinkerhoff is the Chief Technology Officer of GuideTech.

(4) Consists of 4,969,570 shares of common stock, of which (i) 1,587,334 are Closing Shares and (ii) 3,382,236 are Earnout Shares receivable upon the satisfaction of the conditions set forth in the Merger Agreement. Mr. Cook is the President of GuideTech.

(5) Consists of 82,828 shares of common stock, of which (i) 26,456 are Closing Shares and (ii) 56,372 are Earnout Shares receivable upon the satisfaction of the conditions set forth in the Merger Agreement. Mr. Francis Jr. was a consultant to GuideTech.

(6) Consists of 828,263 shares of common stock, of which (i) 264,556 are Closing Shares and (ii) 563,707 are Earnout Shares receivable upon the satisfaction of the conditions set forth in the Merger Agreement. Mr. Ottander is the Chief GN&C Engineer of GuideTech.

In addition, we may name additional selling stockholders from time to time. Information about such additional selling stockholders, including their identities and the securities to be registered on their behalf, will be set forth in a prospectus supplement, in a post-effective amendment or in filings that we make with the Securities and Exchange Commission under the Exchange Act that are incorporated by reference in this prospectus.

Description of Capital Stock

The description of our capital stock is incorporated by reference to Exhibit 4.5 to our Annual Report on Form 10‑K for the fiscal year ended December 31, 2024, filed with the Securities and Exchange Commission on February 20, 2025.

Plan of Distribution

We are registering the shares of common stock issued to the selling stockholders to permit the resale of these shares of common stock from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The selling stockholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions. The selling stockholders may use any one or more of the following methods when selling shares:

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through one or more underwritten offerings on a firm commitment or best efforts basis;
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ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
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block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
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purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
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an exchange distribution in accordance with the rules of the applicable exchange;
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privately negotiated transactions;
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in distributions to members, limited partners or stockholders of the selling stockholders;
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settlement of short sales, to the extent permitted by law;
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in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
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through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
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a combination of any such methods of sale; and
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any other method permitted pursuant to applicable law.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, as permitted by that rule, or Section 4(a)(1) under the Securities Act, if available, rather than under this prospectus, provided that they meet the criteria and conform to the requirements of those provisions.

Broker‑dealers engaged by the selling stockholders may arrange for other broker‑dealers to participate in sales. If the selling stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal. Such commissions will be in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with sales of the shares of common stock or otherwise, the selling stockholders, other than those subject to our insider trading policy, may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and if such short sale shall take place after the date that this registration statement is declared effective by the SEC, the selling stockholders may deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares, to the extent permitted by applicable law. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). Notwithstanding the foregoing, the selling stockholders have been advised that they may not use shares registered on this registration statement to cover short sales of our common stock made prior to the date the registration statement, of which this prospectus forms a part, has been declared effective by the SEC.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealer or agents participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act in connection with such sales. In such event, any commissions paid, or any discounts or concessions allowed to, any such broker-dealer or agent and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Selling Stockholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the applicable prospectus delivery requirements of the Securities Act including Rule 172 thereunder and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

Each Member has informed us that it is not a registered broker-dealer and does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock. Upon notification to us in writing by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (1) the name of each such selling stockholder and of the participating broker-dealer(s), (2) the number of shares involved, (3) the price at which such the shares of common stock were sold, (4) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (5) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (6) other facts material to the transaction. In no event shall any broker-dealer receive fees, commissions and markups, which, in the aggregate, would exceed eight percent (8.0%).

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement of which this prospectus forms a part.

Each selling stockholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholder and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that each selling stockholder will pay all underwriting discounts and selling commissions, if any, and any related legal expenses incurred by it.

Legal Matters

Certain legal matters relating to the issuance of the securities offered by this prospectus will be passed upon for us by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Seattle, Washington.

Experts

The consolidated financial statements of Palladyne AI Corp. as of December 31, 2024, and for the year ended December 31, 2024, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Ernst & Young LLP, predecessor independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

Where You Can Find More Information

This prospectus does not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits for additional information. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits filed as part of the registration statement for copies of the actual contract, agreement or other document. The full registration statement may be obtained from the Securities and Exchange Commission or us, as provided below. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided below.

Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and other reports, proxy statements and other information with the SEC. Our Securities and Exchange Commission filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the Securities and Exchange Commission pursuant to Section 13(a) or 15(d) of the Exchange Act, can also be accessed free of charge from our website at www.palladyneai.com. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our website is not part of this prospectus.

Incorporation by Reference

We have elected to incorporate the following documents into this prospectus, together with all exhibits filed therewith or incorporated therein by reference, to the extent not otherwise amended or superseded by the contents of this prospectus:

•
our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Securities and Exchange Commission on February 20, 2025;
•
the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2024 from our Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on April 22, 2025;
•
our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025 and September 30, 2025, filed with the Securities and Exchange Commission on May 7, 2025, August 6, 2025 and November 12, 2025, respectively;
•
our Current Reports on Form 8-K filed with the Securities and Exchange Commission on February 19, 2025, June 12, 2025, July 3, 2025, September 23, 2025 and November 17, 2025 (excluding information furnished under Item 7.01 and Exhibit 99.1); and
•
the description of our common stock contained in Exhibit 4.5 to our Annual Report on Form 10‑K for the fiscal year ended December 31, 2024, filed with the Securities and Exchange Commission on February 20, 2025, including any amendment or report filed for the purpose of updating such description.

In addition, we incorporate by reference in this prospectus any future filings we make with the Securities and Exchange Commission under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (excluding any information furnished and not filed with the SEC) after the date on which the registration statement that includes this prospectus was initially filed with the Securities and Exchange Commission (including all such documents we may file with the Securities and Exchange Commission after the date of the initial registration statement and until all offerings under this prospectus are terminated).

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, at no cost to the requester, a copy of any and all of the information that is incorporated by reference in this prospectus.

Requests for such documents should be directed to:

Palladyne AI Corp.

650 South 500 West, Suite 150

Salt Lake City, Utah 84101

Attn: Investor Relations

(888) 927-7296

You may also access the documents incorporated by reference in this prospectus through our website at www.palladyneai.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part. Information contained on our website is not part of this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth all expenses to be paid by us, other than estimated underwriting discounts and commissions, in connection with this offering. All amounts shown are estimates except for the registration fee.

Amount to be Paid
Securities and Exchange Commission registration fee for securities offered by the selling stockholders identified in the prospectus	$5,205
Legal fees and expenses	50,000
Accounting fees and expenses	35,000
Financial printing and miscellaneous expenses	10,000
Total	$100,205

Item 15. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law authorizes a corporation’s board of directors to grant, and authorizes a court to award, indemnity to officers, directors and other corporate agents.

Our certificate of incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by the Delaware General Corporation Law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for the following:

•
any breach of their duty of loyalty to us or our stockholders;
•
any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•
unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or
•
any transaction from which they derived an improper personal benefit.

Any amendment, repeal or elimination of these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to that amendment, repeal or elimination. If the Delaware General Corporation Law is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the Delaware General Corporation Law.

In addition, our bylaws provide that we will indemnify our directors and officers, and may indemnify our employees, agents and any other persons, to the fullest extent permitted by the Delaware General Corporation Law. Our bylaws also provide that we must advance expenses incurred by or on behalf of a director or officer in advance of the final disposition of any action or proceeding, subject to limited exceptions.

Further, we have entered into indemnification agreements with each of our directors and executive officers that may be broader than the specific indemnification provisions contained in the Delaware General Corporation Law. These indemnification agreements require us to, among other things, indemnify our directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements also generally require us to advance all expenses reasonably and actually incurred by our directors and executive officers in investigating or defending any such action, suit or proceeding. We believe that these agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.

These indemnification provisions and the indemnification agreements entered into between the Company and the Company’s officers and directors may be sufficiently broad to permit indemnification of the Company’s officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

The limitation of liability and indemnification provisions in our certificate of incorporation, bylaws and indemnification agreements may discourage stockholders from bringing a lawsuit against our directors and officers for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against our directors and officers as required by these indemnification provisions.

We have obtained insurance policies under which, subject to the limitations of the policies, coverage is provided to our directors and officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or officer, including claims relating to public securities matters, and to us with respect to payments that may be made by us to our directors and officers pursuant to our indemnification obligations or otherwise as a matter of law.

Item 16. Exhibits

		Incorporation by Reference
Exhibit Number	Exhibit Description	Form	File Number	Exhibit Number	Filing Date	Filed Herewith

3.1	Second Amended and Restated Certificate of Incorporation	8-K	001-39897	3.1	September 30, 2021
3.2	Certificate of Amendment of Amended and Restated Certificate of Incorporation	8-K	001-39897	3.1	June 20, 2023
3.3	Certificate of Amendment of Amended and Restated Certificate of Incorporation	8-K	001-39897	3.1	March 18, 2024
3.4	Amended and Restated Bylaws	8-K	001-39897	3.2	March 18, 2024
4.1	Specimen Common Stock Certificate	8-K	001-39897	4.1	September 30, 2021
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation					X
23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm					X
23.2	Consent of Ernst & Young LLP, Predecessor Independent Registered Public Accounting Firm					X
23.3	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in the opinion filed as Exhibit 5.1 to this registration statement)					X
24.1	Power of Attorney (included on the signature page to this registration statement)					X
107	Filing Fee Table					X

Item 17.Undertakings

(a)
The undersigned registrant hereby undertakes:
(1)
to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)
to include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and
(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)
to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)
that, for the purpose of determining liability under the Securities Act to any purchaser:
(i)
each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)
each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)
any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)
any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)
the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)
any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6)
that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(b)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake City, State of Utah, on January 9, 2026.

Palladyne AI Corp.

By:	/s/ Benjamin G. Wolff
Benjamin G. Wolff
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Benjamin G. Wolff, Stephen Sonne and Trevor Thatcher, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, including post-effective amendments, and registration statements filed pursuant to Rule 462 under the Securities Act, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully for all intents and purposes as they, he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Benjamin G. Wolff	President and Chief Executive Officer and Director (Principal Executive Officer)	January 9, 2026
Benjamin G. Wolff

/s/ Trevor Thatcher	Chief Financial Officer	January 9, 2026
Trevor Thatcher	(Principal Financial and Accounting Officer)

/s/ Dennis Weibling	Director	January 9, 2026
Dennis Weibling

/s/ Brian D. Finn	Director	January 9, 2026
Brian D. Finn

/s/ Matthew Shigenobu Muta	Director	January 9, 2026
Matthew Shigenobu Muta

/s/ Eric T. Olson	Director	January 9, 2026
Eric T. Olson

/s/ Stephen M. Twitty	Director	January 9, 2026
Stephen M. Twitty

/s/ Michael T. Young	Director	January 9, 2026
Michael T. Young